PRICING SUPPLEMENT dated October 31, 2018 (To the Prospectus dated March 30, 2018, the Prospectus Supplement dated July 18, 2016 and the Index Supplement dated July 18, 2016)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-212571

Barclays Bank PLC Global Medium-Term Notes, Series A

$7,618,000 Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

■  Linked to a basket of one index and two ETFs composed of the S&P 500® Value Index (50%); the iShares® MSCI EAFE ETF (30%) and the Financial Select Sector SPDR® Fund (20%) (the “Basket”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at stated maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from the starting level to the ending level. The payment at stated maturity will reflect the following terms:

■  If the level of the Basket increases, you will receive the original offering price plus 130% participation in the upside performance of the Basket, subject to a maximum total return at maturity of 60.00% of the original offering price

■  If the level of the Basket remains flat or decreases but the decrease is not more than 20%, you will be repaid the original offering price

■  If the level of the Basket decreases by more than 20%, you will receive less than the original offering price and will have 1-to-1 downside exposure to the decrease in the level of the Basket in excess of 20%

■  Investors may lose up to 80% of the original offering price

■  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-8 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Documents Related to the Offering of the Securities” on page PS-6 of this pricing supplement. The securities will have the terms specified in the prospectus dated March 30, 2018, the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-12 herein and “Risk Factors” beginning on page S-7 of the prospectus supplement.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-8 of this pricing supplement.

	Original Offering Price(1), (2)	Agent Discount(2)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$42.30	$957.70
Total	$7,618,000	$322,241.40	$7,295,758.60
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $920.00 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-7 of this pricing supplement.

(2)	Wells Fargo Securities, LLC and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Terms of the Securities

Reference Asset[1,2]:

An unequally weighted basket (the “Basket”) consisting of one index and two exchange-traded funds (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component is as follows:

Basket Component	Bloomberg Ticker Symbol	Weighting
S&P 500® Value Index (the “Index”)	SVX<Index>	50.00%
iShares® MSCI EAFE ETF (the “EFA Fund”)	EFA UP	30.00%
Financial Select Sector SPDR® Fund (the “XLF Fund”)	XLF UP	20.00%

We refer to each of the EFA Fund and the XLF Fund as a “Fund” and, together, as the “Funds.”

Due to the unequal weightings of the Basket Components, the performance of the Index will have a significantly larger impact on the return on the securities than the performance of either Fund.

Pricing Date:	October 31, 2018
Issue Date:	November 5, 2018 (T+3)
Calculation Day[3]:	October 30, 2023
Stated Maturity Date[3]:	November 6, 2023. If the calculation day is postponed for any Basket Component, the stated maturity date will be the later of (i) November 6, 2023 and (ii) the third business day after the latest such calculation day as postponed.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

The “maturity payment amount” per security will equal:

•  if the ending level is greater than the starting level: the lesser of:

(i)       $1,000 plus:

(ii)       the capped value;

•  if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•  if the ending level is less than the threshold level: $1,000 minus:

If the ending level is less than the threshold level, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Capped Value:	The “capped value” is 160.00% of the original offering price ($1,600.00 per security). As a result of the capped value, the maximum total return at maturity of the securities is 60.00% of the original offering price.
Participation Rate:	130%

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Threshold Level:	80, which is equal to 80% of the starting level
Starting Level:	100
Ending Level:	The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the Index; (B) 30% of the component return of the EFA Fund; and (C) 20% of the component return of the XLF Fund.
Component Return:

The “component return” of a Basket Component will be equal to:

final component value – initial component value

initial component value

where,

•  the “initial component value”[2] is the closing value of that Basket Component on the pricing date, as set forth below; and

•  the “final component value”[2] is the closing value of that Basket Component on the calculation day.

The initial component values of the Basket Components are as follows: the Index (1,081.728); EFA Fund ($62.46); and XLF Fund ($26.28).

Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to a Fund on any trading day, its fund closing price on that trading day.
Closing Level:	“Closing level” with respect to the Index has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Fund Closing Price[2]:	“Fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of that Fund on that trading day and (ii) the adjustment factor applicable to that Fund on that trading day.
Closing Price:	“Closing price” with respect to a share of a Fund has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Adjustment Factor:	The “adjustment factor” means, with respect to a Fund, 1.0, subject to adjustment in the event of certain events affecting the shares of that Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746XUJ0 / US06746XUJ08

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Agent:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $42.30 per security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $25.00 per security. In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the Index is discontinued or if the sponsor of the Index fails to publish the Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of the Index. In addition, the calculation agent will calculate the value to be used as the closing level of the Index in the event of certain changes in or modifications to the Index. For more information, see “Additional Terms of the Securities—Adjustments to the Index” in this pricing supplement.

2 If the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, the calculation agent may select a successor Fund or, if no successor Fund is available, will calculate the value to be used as the fund closing price of that Fund. In addition, in the case of certain events related to a Fund, the calculation agent may adjust any variable, including but not limited to, that Fund, initial component value, final component value and fund closing price of that Fund if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Fund. For more information, see “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” in this pricing supplement.

3 If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day will also be postponed for any Basket Component if a market disruption event occurs with respect to that Basket Component on the calculation day as described under “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement. In addition, the stated maturity date will be postponed if that day is not a business day as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the prospectus supplement, the stated maturity date will not be postponed due to the postponement of the calculation day, except as set forth under “Terms of the Securities—Stated Maturity Date” above.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Investment Description

The Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023 are our unsecured and unsubordinated debt securities that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Basket from the starting level to the ending level. For information about the Basket and the Basket Components, please see the sections titled “The Basket,” “The S&P 500® Value Index,” “The iShares® MSCI EAFE ETF” and “The Financial Select Sector SPDR® Fund” in this pricing supplement.

The securities provide:

(i)	repayment of original offering price and a leveraged return at maturity if the level of the Basket increases from the starting level to the ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 60.00% of the original offering price;

(ii)	repayment of original offering price if the ending level of the Basket is equal to the starting level or less than the starting level by not more than 20%; and

(iii)	exposure to decreases in the level of the Basket if and to the extent the ending level is less than the starting level by more than 20%.

If the ending level is less than the starting level by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-8 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Additional Documents Related to the Offering of the Securities

You should read this pricing supplement together with the prospectus dated March 30, 2018, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which these securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the accompanying prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or index supplement, the information and terms in this pricing supplement will control.

When you read the prospectus supplement and the index supplement, note that all references to the prospectus dated July 18, 2016, or to any sections therein, should refer instead to the accompanying prospectus dated March 30, 2018, or to the corresponding sections of that prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated March 30, 2018: http://www.sec.gov/Archives/edgar/data/312070/000119312518103150/d561709d424b3.htm

•	Prospectus Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

•	Index Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Investor Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending level will be greater than the starting level, and you are willing and able to accept the risk that, if the ending level is less than the starting level by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.

▪	You are willing and able to accept that any potential return on the securities is limited by the capped value.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities held by or composing the Basket Components, nor will you have any voting rights with respect to the Funds or the securities held by or composing the Basket Components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the ending level will be less than the starting level, or you are unwilling or unable to accept the risk that, if the ending level is less than the starting level by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.

▪	You seek an investment with uncapped exposure to any positive performance of the Basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Funds or the securities held by or composing the Basket Components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The suitability considerations identified above are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement and the “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” “The S&P 500® Value Index,” “The iShares® MSCI EAFE ETF” and “The Financial Select Sector SPDR® Fund” below.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Hypothetical Payout Profile

The following graph is based on a capped value of 160.00% of the original offering price or $1,600.00 per security, a participation rate of 130% and a threshold level equal to 80% of the starting level. For purposes of the following graph, “Basket return” means the percentage change from the starting level to the ending level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the accompanying prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the Funds are sometimes referred to collectively as the “fund underlying indices” and individually as a “fund underlying index.”

•	If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity — If the ending level is less than the threshold level, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the level of the Basket below the threshold level (expressed as a percentage of the starting level). The threshold level is 80% of the starting level. As a result, you may receive less, and possibly 80% less, than the original offering price at maturity, even if the level of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Basket Components Or The Securities Composing The Index — The opportunity to participate in the possible increases in the level of the Basket through an investment in the securities will be limited because the maturity payment amount will not exceed the capped value, regardless of any increase in the level of the Basket, which may be significant. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•	Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Values Of The Basket Components May Offset Each Other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the Basket Components may not correlate with each other. At a time when the value of a Basket Component increases in value, the value of another Basket Component may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the calculation day, an increase in the value of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another Basket Component. Further, because the Basket Components are unequally weighted, increases in the values of the lower-weighted Basket Components may be offset by even small decreases in values of the more heavily weighted Basket Component. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the securities.

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the values of the Basket Components on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components and the securities held by or composing the Basket Components;

•	the correlation (or lack of correlation) among the Basket Components;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Basket Components and the securities held by or composing the Basket Components;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events;

•	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities held by the EFA Fund trade; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of the Basket Components will rise or fall. There can be no assurance that the level of the Basket will not close below the threshold level on the calculation day. The level of the Basket Components will be influenced by complex and interrelated political, economic, financial and other factors that affect the Basket Components, the component securities of the Index, the securities held by the Funds and the securities composing the fund underlying indices. You should be willing to accept the downside risks associated with

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

equities in general and the Basket Components in particular, and the risk of losing up to 80% of the original offering price.

•	Owning The Securities Is Not Equivalent To Owning The Funds Or The Securities Held By Or Composing The Funds, The Index Or The Fund Underlying Indices — The return on your securities may not reflect the return you would realize if you actually owned the Funds or the securities held by or composing the Funds, the Index or the fund underlying indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the Funds or the securities held by or composing the Funds, the Index or the fund underlying indices.

•	The Investment Strategy Represented By The Index May Not Be Successful — The Index is designed to measure the full performance of companies included in the S&P 500® Index that exhibit relatively strong value characteristics (determined by reference to (1) book-value-to-price ratio, (2) earnings-to-price ratio and (3) sales-to-price ratio) and relatively weak growth characteristics (determined by reference to earnings-per-share growth, sales-per-share growth and upward share price momentum) and a portion of the performance of companies with more balanced value and growth characteristics (where greater weight is allocated to companies with relatively stronger value characteristics and relatively weaker growth characteristics). For additional information about the methodology used to determine the composition of the Index, see “Annex A — The S&P 500® Value Index” in this pricing supplement. There is, however, no assurance that the Index will outperform any other index or strategy that tracks U.S. stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are determined to be relatively cheap or “undervalued” under the assumption that the value of those stocks will increase over time as the market comes to reflect the “fair” market value of those stocks. However, the value characteristic referenced by the Index may not be accurate predictors of undervalued stocks, and there is no guarantee that undervalued stocks will appreciate. In addition, the Index’s selection methodology includes a significant bias against stocks with strong growth characteristics, and stocks with strong growth characteristics might outperform stocks with weak growth characteristics. It is possible that the stock selection methodology of the Index will adversely affect its return and, consequently, the values of the Index, the Basket and your securities.

•	The Index Reflects The Price Return Of The Securities Composing The Index, Not The Total Return — The return on the securities is based, in part, on the performance of the Index, which reflects changes in the market prices of the securities composing the Index. The Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the Index. Accordingly, the return on the securities will not include such a total return feature.

•	Adjustments To The Index Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The policies of the sponsor of the Index (the “index sponsor”) concerning the calculation of the Index and the addition, deletion or substitution of the component securities of the Index and the manner in which the index sponsor takes account of certain changes affecting such component securities of the Index may affect the level of the Index, and therefore, may affect the value of the securities and the amount payable at stated maturity. The index sponsor could also discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities With Respect To The EFA Fund — The securities held by the EFA Fund are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

•	The Securities Are Subject To Currency Exchange Risk With Respect To The U.S. Dollar And The Non-U.S. Currencies Represented In The EFA Fund — Because the prices of the EFA Fund are related to the U.S. dollar value of the securities held by the EFA Fund, the prices of the EFA Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the securities held by the EFA Fund trade. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the component securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the prices of the EFA Fund will be adversely affected and any payments on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between the countries represented in the EFA Fund and the United States; and

•	the extent of governmental surpluses or deficits in the countries represented in the EFA Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the EFA Fund, the United States and other countries important to international trade and finance.

•	The Equity Securities Held By The XLF Fund Are Concentrated In The Financials Sector — Each of the equity securities held by the XLF Fund has been issued by a company whose business is associated with the financials sector. Because the value of the securities is determined by the performance of the XLF Fund, an investment in the securities will be concentrated in the financials sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

•	The XLF Fund No Longer Provides Exposure To The Real Estate Sector — The XLF Fund seeks to track the Financial Select Sector Index. In September 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”), and the XLF Fund implemented a corresponding change to its portfolio by divesting real estate stocks representing nearly 20% of its net asset value. As a result, the XLF Fund no longer holds real estate stocks. Consequently, the XLF Fund is less diversified, and is more concentrated in the financials sector, than it was before this change to its portfolio. These changes represent a significant change the nature and holdings of the XLF Fund and could adversely affect the performance of the XLF Fund and, in turn, your return on the securities.

•	Certain Features Of Exchange-Traded Funds Will Impact The Value Of The Securities — The performance of each Fund will not fully replicate the performance of its fund underlying index, and each Fund may hold securities not included in its fund underlying index. The value of each Fund is subject to:

•	Management risk. This is the risk that the investment strategy for a Fund, the implementation of which is subject to a number of constraints, may not produce the intended results.

•	Derivatives risk. Each Fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices.

•	Transaction costs and fees. Unlike the fund underlying indices, each Fund will reflect transaction costs and fees that will reduce its performance relative to its fund underlying index.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In addition, a Fund may diverge significantly from the performance of its fund underlying index due to differences in trading hours between that Fund and the securities composing its fund underlying index or other circumstances. During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Funds. As a result, under these circumstances, the market value of a Fund may vary substantially from the net asset value per share of that Fund. Because the securities are linked to the performance of the Funds and not the fund underlying indices, the return on your securities may be less than that of an alternative investment linked directly to the fund underlying indices.

•	Adjustments To The Funds Or To The Fund Underlying Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of that Fund’s net asset value, additions, deletions or substitutions of securities held by that Fund and the manner in which changes in the applicable fund underlying index are reflected in that Fund, and changes in those policies, could affect the closing price of the shares of that Fund and, therefore, may affect the value of the securities and the amount payable at maturity. Similarly, the policies of the sponsor of a fund underlying index (an “fund underlying index sponsor”) concerning the calculation of that fund underlying index and the addition, deletion or substitution of securities composing that fund underlying index and the manner in which that fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of that fund underlying index and the closing price of the shares of that Fund and, therefore, may affect the value of the securities and the amount payable at stated maturity. The fund underlying index sponsor could also discontinue or suspend calculation or dissemination of that underlying index or materially alter the methodology by which it calculates that fund underlying index. Any such actions could adversely affect the value of the securities.

•	Anti-Dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares — An adjustment factor, as described herein, will be used to determine the fund closing prices of the Funds. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected. For additional information, see “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” in this pricing supplement.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the Basket Components and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Basket Component on any date that the values of the Basket Components are to be determined; if the Index is discontinued or if the sponsor of the Index fails to publish the Index, or if the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, selecting a successor Basket Component or, if no successor Basket Component is available, determining any value necessary to calculate any payments on the securities; calculating the closing level of the Index on any date of determination in the event of certain changes in or modifications to the Index; and determining whether to adjust any variable described herein in the case of certain events related to a Fund that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that Fund. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

•	The Historical Performance Of The Basket Components Is Not An Indication Of Their Future Performance — The historical performance of the Basket Components should not be taken as an indication of the future performance of the Basket Components. It is impossible to predict whether the closing value of any Basket Component will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the values of the Basket Components are not necessarily indicative of fluctuations or trends that may occur in the future.

•	The Ending Level Is Not Based On The Level of the Basket At Any Time Other Than The Calculation Day — The ending level will be based solely on the closing value of each Basket Component on the calculation day, and the maturity payment amount will be based solely on the ending level relative to the starting level. Therefore, if the level of the Basket has declined as of the calculation day, the payment at stated maturity may be significantly less than it would otherwise have been had the ending level been determined at a time prior to such decline or after the level of the Basket has recovered. Although the level of the Basket on the stated maturity date or at other times during the term of your securities may be higher than the ending level, you will not benefit from the level of the Basket other than the level of the Basket on the calculation day.

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Basket and the merits of investing in the securities.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Fund Underlying Indices — Actions by any company whose securities are included in the Basket Components or in the fund underlying indices may have an adverse effect on the price of its security, the closing level or closing price of a Basket Component on the calculation day and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor, Fund Sponsors Or The Fund Underlying Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the index sponsor, the fund sponsors or the fund underlying index sponsors (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Basket Components. We have derived the information about the sponsors, the Basket Components and the fund underlying indices contained in this pricing supplement and the accompanying index supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Basket Component, the fund underlying indices and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way and the sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

Even if the treatment of the securities is respected, the IRS may assert that the securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the “constructive ownership” rules apply to the securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical maturity payment amount per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Percentage change from the starting level to the hypothetical ending level	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,600.00	60.00%	9.61%
160.00	60.00%	$1,600.00	60.00%	9.61%
150.00	50.00%	$1,600.00	60.00%	9.61%
146.15	46.15%	$1,600.00	60.00%	9.61%
140.00	40.00%	$1,520.00	52.00%	8.54%
130.00	30.00%	$1,390.00	39.00%	6.69%
120.00	20.00%	$1,260.00	26.00%	4.67%
110.00	10.00%	$1,130.00	13.00%	2.46%
105.00	5.00%	$1,065.00	6.50%	1.26%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
79.00	-21.00%	$990.00	-1.00%	-0.20%
75.00	-25.00%	$950.00	-5.00%	-1.02%
70.00	-30.00%	$900.00	-10.00%	-2.09%
50.00	-50.00%	$700.00	-30.00%	-7.00%
25.00	-75.00%	$450.00	-55.00%	-15.33%
0.00	-100.00%	$200.00	-80.00%	-29.70%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(2)	The starting level

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending level.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, assuming hypothetical initial component values and final component values as indicated in the examples. Terms used for purposes of these hypothetical examples do not represent the actual initial component values or final component values applicable to the securities. The actual initial component value for each Basket Component is set forth under “Terms of the Securities” above and the actual final component value for each Basket Component will be the closing value of that Basket Component on the calculation day. For historical closing levels or closing prices of the Basket Components and historical performance of the Basket, see the historical information set forth under the sections titled “The Basket,” “The S&P 500® Value Index,” “The iShares® MSCI EAFE ETF” and “The Financial Select Sector SPDR® Fund” below. These examples are for purposes of illustration only. We cannot predict the closing value of any Basket Component on any day during the term of the securities, including on the calculation day. You should not take these examples as an indication or assurance of the expected performance of the securities. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Example 1. Maturity payment amount is greater than the original offering price but less than the capped value:

	Index	EFA Fund	XLF Fund
Initial Component Value	100.00	$100.00	$100.00
Final Component Value	105.00	$113.00	$118.00
Component Return	5.00%	13.00%	18.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × 5.00%) + (30% × 13.00%) + (20% × 18.00%)] = 110.00

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal:

On the stated maturity date, you would receive $1,130.00 per security.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Example 2. Maturity payment amount is equal to the capped value:

	Index	EFA Fund	XLF Fund
Initial Component Value	100.00	$100.00	$100.00
Final Component Value	146.00	$150.00	$160.00
Component Return	46.00%	50.00%	60.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × 46.00%) + (30% × 50.00%) + (20% × 60.00%)] = 150.00

The maturity payment amount would be equal to the capped value because the capped value is less than:

On the stated maturity date, you would receive $1,600.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Basket at a rate of 130% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than approximately 146.15% of the starting level because your return on the securities for any ending level greater than approximately 146.15% of the starting level will be limited to the capped value.

Example 3. Maturity payment amount is equal to the original offering price:

	Index	EFA Fund	XLF Fund
Initial Component Value	100.00	$100.00	$100.00
Final Component Value	75.00	$107.00	$102.00
Component Return	-25.00%	7.00%	2.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × -25.00%) + (30% × 7.00%) + (20% × 2.00%)] = 90.00

Because the hypothetical ending level is less than the starting level, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date, you would receive $1,000 per security.

In this example, the hypothetical final component value of the Index is less than its hypothetical initial component value, while the hypothetical final component values of the other Basket Components are greater than their hypothetical initial component values. Because the Basket is unequally weighted, increases in the lower weighted Basket Components will be moderated, and may be wholly offset, by decreases in the more heavily weighted Basket Components. In this example, the 25.00% decrease in the Index has a significant impact on the ending level notwithstanding the positive performance of the other Basket Components due to the 50.00% weighting of the Index, which results in the hypothetical ending level being less than the starting level.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Example 4. Maturity payment amount is less than the original offering price:

	Index	EFA Fund	XLF Fund
Initial Component Value	100.00	$100.00	$100.00
Final Component Value	45.00	$55.00	$55.00
Component Return	-55.00%	-45.00%	-45.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × -55.00%) + (30% × -45.00%) + (20% × -45.00%)] = 50.00

Because the hypothetical ending level is less than the starting level by more than 20%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

On the stated maturity date, you would receive $700.00 per security.

To the extent that the initial component values and final component values differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Additional Terms of the Securities

Barclays Bank PLC will issue the securities as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the prospectus supplement, index supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session. The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to that Fund or any successor Fund, as applicable, are scheduled to be open for trading for their respective regular trading sessions. The “relevant stock exchange” for a Fund or any successor Fund means the primary exchange or quotation system on which shares (or other applicable securities) of that Fund or that successor Fund, as applicable, are traded, as determined by the calculation agent. The “related futures or options exchange” for a Fund or any successor Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that Fund or that successor Fund, as applicable.

Market Disruption Events

A “market disruption event” means, with respect to the Index, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange with respect to the Index or successor equity Index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange with respect to the Index or successor equity Index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Index:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange with respect to the Index or successor equity Index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” means, with respect to a Fund, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of that Fund or any successor Fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of that Fund or any successor Fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of that Fund or any successor Fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of that Fund or any successor Fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to that Fund or any successor Fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to that Fund or any successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to that Fund or any successor Fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for that Fund or any successor Fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. If a market disruption event occurs or is continuing with respect to any Basket Component on the calculation day, then the calculation day for that Basket Component will be postponed to the first succeeding trading day for that Basket Component on which a market disruption event for that Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for that Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for that Basket Component. If the calculation day has been postponed eight trading days for that Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to that Basket Component on such eighth trading day, the calculation agent will determine the closing value of such Basket Component on such eighth trading day (i) in the case of the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange on such date of each security included in the Index for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange and (ii) in the case of an Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding a postponement of the calculation day for a particular Basket Component due to a market disruption event with respect to that Basket Component, the originally scheduled calculation day will remain the calculation day for any Basket Component not affected by a market disruption event.

Adjustments to the Index

If at any time the sponsor or publisher of the Index (the “index sponsor”) makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Barclays Bank PLC, as issuer of the securities, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending level as described above. Upon any selection by the calculation agent of a successor equity index, Barclays Bank PLC, as issuer of the securities, will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to that Fund or any successor Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Fund or any successor Fund, and there may be other events that could affect a Fund or any successor Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund or any successor Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund or any successor Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to that adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for that Fund will be adjusted to equal the product of the prior adjustment factor for that Fund and the number of securities which a holder of one share (or other applicable security) of that Fund or any successor Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Fund or any successor Fund ratably to all holders of record of such shares (or other applicable securities), then the adjustment factor for that Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor for that Fund and the number of shares (or other applicable securities) of that Fund or that successor Fund, as applicable, which a holder of one share (or other applicable security) of that Fund or that successor Fund, as applicable, before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of that Fund or any successor Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for that Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for that Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of that Fund or any successor Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of that Fund or that successor Fund, as applicable, on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund or any successor Fund will equal the amount per share (or other applicable security) of that Fund or that successor Fund, as applicable, of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund or any successor Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund or any successor Fund declares or makes a distribution to all holders of the shares (or other applicable securities) of that Fund or that successor Fund, as applicable, of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund or any successor Fund is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and that Fund or that successor Fund, as applicable, is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for that Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to that Fund, then, upon the calculation agent’s notification of that determination to the trustee, any subsequent fund closing price for that Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor Fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of that Fund is to be determined and the calculation agent determines that no successor Fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for that Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate that Fund (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for that Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the performance of that Fund’s portfolio as constituted immediately prior to such liquidation event, without any rebalancing or substitution of securities following such liquidation event.

If a successor Fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor Fund or fund closing price will be used as a substitute for that Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to that Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor Fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor Fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor Fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of a Fund comparable to such Fund or such successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the maturity payment amount with reference to such adjusted closing price of such Fund or such successor Fund, as applicable.

Events of Default and Acceleration

See “Terms of the Notes—Default Amount” in the accompanying prospectus supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The Basket

The securities are linked to an unequally weighted basket consisting of the Index, the EFA Fund and the XLF Fund. While historical information on the Basket does not exist for dates prior to the pricing date, the following graph sets forth the performance of the Basket from January 2, 2013 through October 31, 2018, assuming that, on January 2, 2013, the Basket was constructed with the specified weights for the Basket Components, the initial component values were determined and the starting level was set equal to 100.

We obtained the closing levels or closing prices of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the Basket levels during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (Or Lack Of Correlation) Of Performances Between The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Value Of One Basket Component May Offset The Other Basket Components” above.

* The dotted line represents the threshold level of 80, which is equal to 80% of the starting level.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The S&P 500® Value Index

The Index is designed to measure the full performance of companies included in the S&P 500® Index that exhibit relatively strong value characteristics (determined by reference to (1) book-value-to-price ratio, (2) earnings-to-price ratio and (3) sales-to-price ratio) and relatively weak growth characteristics (determined by reference to earnings-per-share growth, sales-per-share growth and upward share price momentum) and a portion of the performance of companies with more balanced value and growth characteristics (where greater weight is allocated to companies with relatively stronger value characteristics and relatively weaker growth characteristics). For more information about the Index, see “Annex A — The S&P 500® Value Index” below.

Historical Information

We obtained the closing levels of the Index displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the Index should not be taken as an indication of the future performance of the Index. Future performance of the Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2013 to October 31, 2018. The closing price on October 31, 2018 was 1,081.728.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index in the period from January 1, 2013 through October 31, 2018.

	High	Low	Last
2013
First Quarter	731.540	671.770	731.540
Second Quarter	776.740	718.360	751.540
Third Quarter	800.620	753.370	775.690
Fourth Quarter	846.602	765.000	846.602
2014
First Quarter	860.390	793.810	860.390
Second Quarter	900.020	840.860	894.470
Third Quarter	911.420	868.990	891.110
Fourth Quarter	941.100	843.940	927.970
2015
First Quarter	937.940	885.530	915.870
Second Quarter	944.410	910.940	912.401
Third Quarter	932.160	810.100	831.710
Fourth Quarter	906.500	831.130	876.090
2016
First Quarter	892.210	788.670	888.950
Second Quarter	925.400	872.900	917.957
Third Quarter	950.180	909.110	938.797
Fourth Quarter	1,015.670	908.365	1,001.123
2017
First Quarter	1,057.510	999.640	1,027.883
Second Quarter	1,045.549	1,005.437	1,037.134
Third Quarter	1,066.458	1,023.462	1,066.458
Fourth Quarter	1,132.272	1,067.465	1,126.982
2018
First Quarter	1,195.510	1,053.922	1,080.053
Second Quarter	1,112.310	1,057.578	1,088.212
Third Quarter	1,164.959	1,086.579	1,144.503
Fourth Quarter*	1,153.173	1,057.617	1,081.728
* Information for the fourth calendar quarter of 2018 includes data for the period from October 1, 2018 through October 31, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2018.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The iShares® MSCI EAFE ETF

We have derived all information contained in this pricing supplement regarding the EFA Fund from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EFA Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the EFA Fund. The EFA Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EFA UP.”

The EFA Fund seeks to track investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “MXEA Index”). The MXEA Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada. The MXEA Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For more information about the MXEA Index, see “Indices—The MSCI Indices” in the accompanying index supplement.

BFA pursues a “representative sampling” indexing strategy in attempting to track the performance of the MXEA Index, and may not hold all of the equity securities composing the MXEA Index. The EFA Fund invests in a representative sample of securities that collectively has an investment profile similar to the MXEA Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MXEA Index.

The MXEA Index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while the EFA Fund is an actual investment portfolio. The performance of the EFA Fund and the MXEA Index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA Fund’s portfolio and the MXEA Index resulting from the EFA Fund’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the EFA Fund but not to the MXEA Index. “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its MXEA Index. BFA expects that, over time, the EFA Fund’s tracking error will not exceed 5%. Because the EFA Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EFA Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the EFA Fund, please see the EFA Fund’s prospectus. In addition, information about iShares® Trust and the EFA Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We have not independently verified the accuracy or completeness of such information. Information contained in the iShares® website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Historical Information

We obtained the closing prices of the EFA Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the EFA Fund should not be taken as an indication of the future performance of the EFA Fund. Future performance of the EFA Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the EFA Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the EFA Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the EFA Fund for the period from January 1, 2013 to October 31, 2018. The closing price on October 31, 2018 was $62.46.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the EFA Fund in the period from January 1, 2013 through October 31, 2018.

	High	Low	Last
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
Third Quarter	$65.05	$57.55	$63.79
Fourth Quarter	$67.06	$62.71	$67.06
2014
First Quarter	$68.03	$62.31	$67.17
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.25	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.75
2016
First Quarter	$57.80	$51.38	$57.13
Second Quarter	$59.87	$52.64	$55.81
Third Quarter	$59.86	$54.44	$59.13
Fourth Quarter	$59.20	$56.20	$57.73
2017
First Quarter	$62.60	$58.09	$62.29
Second Quarter	$67.22	$61.44	$65.20
Third Quarter	$68.48	$64.83	$68.48
Fourth Quarter	$70.80	$68.42	$70.31
2018
First Quarter	$75.25	$67.94	$69.68
Second Quarter	$71.90	$66.35	$66.97
Third Quarter	$68.98	$65.43	$67.99
Fourth Quarter*	$68.07	$61.08	$62.46
* Information for the fourth calendar quarter of 2018 includes data for the period from October 1, 2018 through October 31, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2018.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The Financial Select Sector SPDR® Fund

We have derived all information contained in this pricing supplement regarding the XLF Fund from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). The XLF Fund is an investment portfolio managed by SSGA FM, the investment adviser to the XLF Fund. The XLF Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “XLF.”

The investment objective of the XLF Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in the Financial Select Sector Index (the “Financial Select Sector Index”). The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. For more information about the Select Sector Indices, see “Annex B —The Financial Select Sector Index” below.

In September 2016, the Financial Select Sector Index was reconstituted to eliminate the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In order to implement a corresponding change to its portfolio, the XLF Fund exchanged its real estate stocks for shares of the Real Estate Select Sector SPDR XLF Fund and then distributed those shares to its holders as a special share distribution. As a result, the XLF Fund no longer holds real estate stocks.

In seeking to track the performance of the Financial Select Sector Index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the Financial Select Sector Index in approximately the same proportions as the Financial Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the Financial Select Sector Index, or amounts of those securities in proportion to their weighting in the Financial Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the XLF Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the Financial Select Sector Index, outside of the Financial Select Sector Index and derivatives that have a similar investment profile as the Financial Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

While SSGA FM seeks to track the performance of the Financial Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the Financial Select Sector Index), the XLF Fund’s return may not match or achieve a high degree of correlation with the return of the Financial Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the Financial Select Sector Index to be reflected in the portfolio composition of the XLF Fund.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for the XLF Fund. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the XLF Fund, please see the XLF Fund’s prospectus. In addition, information about the Select Sector Trust, SSGA FM and the XLF Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at www.sectorspdrs.com. We have not independently verified the accuracy or completeness of such information. Information contained in the Select Sector Trust website and other publicly available information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Historical Information

We obtained the closing prices of the XLF Fund displayed in the graph and table below from Bloomberg without independent verification. The historical performance of the XLF Fund should not be taken as an indication of the future performance of the XLF Fund. Future performance of the XLF Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the XLF Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the XLF Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the XLF Fund for the period from January 1, 2013 to October 31, 2018. The closing price on October 31, 2018 was $26.28.

In September 2016, the XLF Fund made a significant change to its portfolio so that it no longer holds real estate stocks. The historical performance of the XLF Fund shown below might have been meaningfully different had the XLF Fund not held real estate stocks prior to September 2016.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the XLF Fund in the period from January 1, 2013 through October 31, 2018.

	High	Low	Last
2013
First Quarter	$15.00	$13.68	$14.77
Second Quarter	$16.38	$14.48	$15.83
Third Quarter	$16.95	$15.76	$16.18
Fourth Quarter	$17.75	$15.89	$17.75
2014
First Quarter	$18.25	$16.67	$18.14
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter*	$28.19	$25.24	$26.28
* Information for the fourth calendar quarter of 2018 includes data for the period from January 1, 2018 through October 31, 2018. Accordingly, the quarterly high, quarterly low and quarterly close data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2018.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Tax Considerations

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the securities (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the original issue price. The securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2021 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

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Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of August 20, 2018, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on August 20, 2018, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated August 20, 2018, which has been filed as an exhibit to the report on Form 6-K referred to above.

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Principal at Risk Securities Linked to a Basket of One Index and Two ETFs due November 6, 2023

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on the issue date indicated above, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended from time to time, “MiFID”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended from time to time), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended from time to time, including by Directive 2010/73/EU). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.

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Annex A — The S&P 500® Value Index

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Index.

The Index is reported by Bloomberg, L.P. under the ticker symbol “SVX.”

The Index is a subset of the S&P 500® Index and is a float-adjusted market-capitalization weighted index. S&P Dow Jones allocates the complete float-adjusted market capitalization of the companies included in the S&P 500® Index between the Index and the S&P 500® Growth Index (the “Growth Index”) based on an assessment of those companies’ respective value and growth characteristics. The market capitalization of companies exhibiting the strongest value characteristics relative to their respective growth characteristics is allocated to the Index (approximately 33% of the market capitalization of the S&P 500® Index), and the market capitalization of companies exhibiting the strongest growth characteristics relative to their respective value characteristics (approximately 33% of the market capitalization of the S&P 500® Index) is allocated to the Growth Index. The market capitalization of the remaining companies included in the S&P 500® Index is split between the Index and the Growth Index, with more of the market capitalization of companies exhibiting stronger value characteristics relative to their respective growth characteristics being allocated to the Index and more of the market capitalization of companies exhibiting the stronger growth characteristics relatively to their respective value characteristics being allocated to the Index.

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or IEX were added to the universe of securities that are eligible for inclusion in the S&P 500® Index and, effective March 2017, the minimum unadjusted company market capitalization for potential additions to the S&P 500® Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change.

Index Construction

The Index is derived from its parent index, the S&P 500® Index. The Index cannot have a constituent that is not also a member of the S&P 500® Index.

Style Factors. The Growth Index and the Index (the “Style Indices”) measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-year change in earnings per share (excluding extra items) over price per share	Book value to price ratio
Three-year sales per share growth rate	Earnings to price ratio
Momentum (12-month % price change)	Sales to price ratio

•	If earnings from three years prior are not available, two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available, one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If sales from three years prior are not available, two-year sales per share growth rate is used. If sales from two years prior are not available, one-year sales per share growth rate is used. If sales from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If there is not enough trading history to calculate 12-month momentum then the momentum factor is calculated from the stock’s listing date.

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•	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

Style Scores. Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

These raw values are first “winsorized” (a statistical tool used to minimize the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors. At the end of this step each company has a growth score and a value score.

Establishing Style Baskets. Companies within the S&P 500® Index are then ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank”, while a company with a low value score would have a lower “value rank.” For example, the S&P 500® Index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500.

The companies within the S&P 500® Index are then sorted in ascending order by the ratio their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or higher growth score) and a lower value rank (or lower value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total index market capitalization, are included in the “growth basket.”

The companies at the bottom of the list have a higher value rank (or higher value score) and a lower growth rank (or lower growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total index market capitalization, are included in the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total index market capitalization, are included in the “blended basket.”

Growth and Value Indices. The style baskets described above are the starting points for the Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the Index and the Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in that style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among the Growth Index and the Index. However, there is no mathematical procedure employed to force equal market capitalization for the Growth Index and Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the Style Indices may not be equal.

The Index is calculated following S&P Dow Jones’ modified market capitalization-weighted, divisor-based index methodology. Corporate actions and index changes are implemented in the same manner as for other market capitalization-weighted indices. See “Indices—The S&P U.S. Indices” in the accompanying index supplement for additional information.

Maintenance of the Index

Rebalancing. The Index is rebalanced once a year in December. The rebalancings occur after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

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Style scores, float market-capitalization weights and growth and value midpoint averages are reset only once a year at the December rebalancing.

Other changes to the Index are made on an as-needed basis, following the guidelines of the S&P 500® Index. Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced for the S&P 500® Index two-to-five days before they are scheduled to be implemented.

Corporate Actions and Other Adjustments

S&P 500® Index Action	Adjustment Made to the Index	Divisor Adjustment?
Constituent Change	If the index constituent being dropped is a member of the Index, it is removed from such index. The replacement stock will then be added to either the Index or the Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the Index and the Growth Index via its data-delivery platform (SPICE). The percent of float market capitalization of the constituent in each Style Index for the replacement stock is calculated using GICS industry-level averages for stocks outside the S&P Composite 1500 index other than spin-offs, and such percentage will be based on old values for inter-index moves.	Yes
Share Changes Between Quarterly Share Adjustments	Share count follows the S&P 500® Index share count.	Yes
Quarterly Share Changes	Share count follows the S&P 500® Index share count. In addition, the new percent of float market capitalization in the Index and the Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes
Spin-off	Index membership follows the S&P 500® Index. The “child stock” is assigned the same percent of float market capitalization in each Style Index as its “parent stock.”	No

See “Indices—The S&P U.S. Indices” in the accompanying index supplement for the treatment of other corporate actions.

Index Governance

The Index is supervised by the S&P U.S. Index Committee (the “Index Committee”). The Index Committee will, from time to time, consult practitioners and academics to keep index methodology current and relevant.

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Annex B — The Financial Select Sector Index

All information contained in this pricing supplement regarding the Financial Select Sector Index and the other Select Sector sub-indices of the S&P 500® Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Sector Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the Select Sector Indices.

The constituents included in each Select Sector Index at each moment in time are members of the S&P 500® Index. For more information about the S&P 500® Index, see “Indices—S&P U.S. Indices” in the accompanying index supplement. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”).

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”) and insurance. Prior to September 2016, the Financial Select Sector Index also included companies in the GICS® real estate industry group, which includes the equity REIT and real estate management and development industries. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.	The rebalancing reference date is the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as described below.

3.	If any company has a weight greater than 24%, that company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

4.	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Capped Index.

5.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.	If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This process is repeated iteratively until paragraph 6 is satisfied.

9.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

10.	If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

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Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index. For more information about the calculation, maintenance and governance of the S&P 500® Index, see “Indices—S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or IEX were added to the universe of securities that are eligible for inclusion in the S&P 500® Index and, effective March 2017, the minimum unadjusted company market capitalization for potential additions to the S&P 500® Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change.